UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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On August 15, 2017, The Procter & Gamble Company (“P&G”), posted the following director biographies to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

P&G Board Member Bios

Francis S. Blake (Frank)

Director since 2015

Member of the Audit and Governance & Public Responsibility Committees

Mr. Blake is the former Chairman of the Board and Chief Executive Officer of The Home Depot, Inc. (a national retailer). He served as the Chairman of the Board from 2007 until his retirement in 2015 and as Chief Executive Officer from 2007 to 2014. He previously served as a Director of Southern Company (a super-regional energy company) from 2004 to 2009. Mr. Blake has been a Director of Delta Airlines since 2014 and was appointed non-Executive Chairman of the Board in 2016. He has been a Director at Macy’s, Inc. since 2015.

Mr. Blake brings extensive leadership, strategy, risk management and marketing experience to the Board. He contributes his deep knowledge of the retail consumer industry and evolving marketing practices to the Board. Mr. Blake also brings an extensive amount of government experience, having previously served as General Counsel for the U.S. Environmental Protection Agency, Deputy Counsel to Vice President George H. W. Bush, and Deputy Secretary for the U.S. Department of Energy.

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Angela F. Braly

Director since 2009

Chair of the Governance & Public Responsibility Committee and member of the Audit Committee

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (a healthcare insurance company), now known as Anthem, Inc. She served as Chair of the Board from 2010 until 2012 and as President and Chief Executive Officer from 2007 through 2012. She previously served as Executive Vice President, General Counsel, and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly has been a Director of Lowe’s Companies, Inc. since 2013, Brookfield Asset Management since 2015, and ExxonMobil Corporation since 2016.

Ms. Braly has a vast amount of leadership, corporate governance, consumer industry, and marketing experience. She also brings a significant amount of government experience, given her prior role as General Counsel and Chief Public Affairs Officer for WellPoint, where she was responsible for the company’s government relations efforts, among other areas.

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Amy L. Chang

Director since 2017

Member of the Audit and Innovation & Technology Committees

Ms. Chang is the founder and Chief Executive Officer of Accompany, Inc. (a relationship intelligence company), a position she has held since 2013. She previously held positions of increasing responsibility at Google, Inc. from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, she held product management and strategy positions at eBay, Inc. and also served as a consultant with McKinsey & Company, specializing in semi-conductors, software, and services. Ms. Chang has been a Director of Cisco Systems, Inc. since 2016 and was a Director of Informatica from 2012 to 2015, a Director of Splunk, Inc. from 2015 to June 2017, and a member of Target Corporation’s Digital Advisory Council from 2013 to 2016.

Ms. Chang brings extensive digital and technology experience and expertise to the Board. She contributes her exceptional knowledge of digital industry trends and data analytics to the Board, having had deep business experience in top technology companies.

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Kenneth I. Chenault (Ken)

Director since 2008

Member of the Audit and Compensation & Leadership Development Committees.

Mr. Chenault is Chairman and Chief Executive Officer of American Express Company (a global services, payments, and travel company), where he has served in various roles of increasing responsibility since joining the company in 1981. Mr. Chenault assumed his current responsibilities as Chairman and Chief Executive Officer in 2001. He has been a Director of International Business Machines Corporation since 1998.

Mr. Chenault has significant leadership, strategy, risk management, and financial experience. With more than 36 years of experience delivering products and services to consumers and businesses across the world, he brings consumer and business insights, marketing and digital expertise, as well as a global perspective, to the Board.

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Scott D. Cook

Director since 2000

Chair of the Innovation & Technology Committee and member of the Compensation & Leadership Development Committee

Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services company), which he co-founded in 1983. He served as President and Chief Executive Officer of Intuit from 1983 to 1994 and as Chairman of the Board of Intuit from 1993 through 1998. Mr. Cook served on the Board of eBay Inc. from 1998 to 2015.

Mr. Cook has a wealth of leadership, technology, consumer industry, strategy, risk management and marketing experience that he brings to the Board. He also brings valuable innovation experience and insight to the Innovation & Technology Committee, as well as to the full Board.

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Terry J. Lundgren

Director since 2013

Member of the Compensation & Leadership Development and Innovation & Technology Committees

Mr. Lundgren is Executive Chairman and Chairman of the Board of Macy’s, Inc. (a national retailer), a position he has held since March 2017. Mr. Lundgren held the title of Chairman and Chief Executive Officer of Macy’s from 2003 to March 2017 and President of Macy’s from 2003 to 2014. He was a Director of Kraft Foods Group from 2012 to 2015.

Mr. Lundgren brings extensive leadership, strategy, and risk management experience to the Board. With over 35 years in the retail industry, he contributes his deep knowledge of the consumer industry and dynamic marketing practices, including digital marketing, to the Board.

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W. James McNerney, Jr. (Jim)

Director since 2003

Lead Director, Chair of the Compensation & Leadership Development Committee, and member of the Governance & Public Responsibility Committee

Mr. McNerney is a Senior Advisor at Clayton, Dubilier & Rice, LLC (a private equity investment firm). He retired as Chairman of the Board of The Boeing Company (aerospace, commercial jetliners and military defense systems) in 2016. He was President of The Boeing Company from 2005 to 2013, Chief Executive Officer from 2005 to 2015, and Chairman of the Board from 2005 to 2016. From 2001 to 2005, Mr. McNerney was Chairman and CEO of 3M Company (a global technology company). Prior to his appointment as CEO of 3M Company, Mr. McNerney was employed by General Electric for nearly twenty years, where he held positions of increasing importance. He has been a Director of International Business Machines Corporation since 2009.

Mr. McNerney brings a wealth of leadership, global, strategy, risk management, and technology experience to the Board. His extensive experience managing large, global manufacturing companies, as well as his insight into government affairs, enables him to advise the Board on a variety of strategic and business matters.

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David S. Taylor

Director since 2015

Mr. Taylor is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Taylor has been President and CEO since 2015 and was elected Chairman of the Board in 2016. Mr. Taylor joined the Company in 1980 and, since that time, has held numerous positions of increasing responsibility in North America, Europe, and Asia in virtually all of the Company’s core businesses. Prior to his current role, Mr. Taylor was Group President-Global Health & Grooming from 2013 to 2015, Group President-Global Home Care from 2007 to 2013, and President-Global Family Care from 2005 to 2007. Mr. Taylor also played a key role in the design of the Company’s portfolio optimization strategy. Mr. Taylor served as a Director of TRW Automotive Corporation from 2010 to

2015.

As a long-time employee and leader, Mr. Taylor brings vast global and business experience to the Board, as well as a deep knowledge of the Company. Mr. Taylor has significant leadership, strategy, risk management, consumer industry, marketing and international experience.

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Margaret C. Whitman (Meg)

Director since 2011

Member of the Compensation & Leadership Development and Innovation & Technology Committees

Ms. Whitman is President and Chief Executive Officer of Hewlett Packard Enterprise (a multinational information technology enterprise). She was President and Chief Executive Officer of Hewlett-Packard Company from 2011 through 2015, as well as Chairman of the Board from 2014 through 2015, and President and Chief Executive Officer of eBay Inc. from 1998 to 2008. Since 2015, she has been a Director of Hewlett Packard Enterprise. Since April 2017, she has served as a Director of DXC Technology. She served as a Director of Zipcar, Inc. from 2011 to 2013 and as Chairman of the Board of HP Inc. from 2015 to July 2017. She also served as a Director of the Company from 2003 to 2008, having resigned in preparation for her 2010 California gubernatorial bid.

Ms. Whitman has extensive leadership, strategy, risk management and consumer industry experience. Her current and prior management roles also provide her with significant marketing, innovation and technology experience.

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Patricia A. Woertz (Pat)

Director since 2008

Chair of the Audit Committee and member of the Governance & Public Responsibility Committee

Ms. Woertz is the Retired Chairman of the Board and former Chief Executive Officer of Archer Daniels Midland Company (“ADM”) (agricultural processors of oilseeds, corn, wheat, etc.), where she joined in 2006 as Chief Executive Officer and President and was named Chairman in 2007. Ms. Woertz stepped down as Chief Executive Officer of ADM in 2015 and as Chairman in 2016. Prior to joining ADM, Ms. Woertz was with Chevron Corp. for 29 years and retired as EVP Global Downstream. She began her career as a certified public accountant with Ernst & Ernst. Ms. Woertz has been a Director of 3M Company since 2016. She was a Director of Royal Dutch Shell plc from 2014 to May 2017.

Ms. Woertz has significant leadership, strategy and risk management experience. Having started her career as a CPA, and with broad executive experience at Chevron and ADM, she also brings a significant amount of international, marketing, government relations, and finance experience.

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Ernesto Zedillo

Director since 2001

Member of the Governance & Public Responsibility and Innovation & Technology Committees

Dr. Zedillo served as President of Mexico from 1994 to 2000 and currently serves as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He has been a Director of Alcoa, Corp. since 2002 and Citigroup, Inc. and Promotora de Informaciones S.A. since 2010.

Dr. Zedillo’s prior service as President of Mexico provides him with significant government and leadership experience. His current role provides him with a wealth of international experience. He also has significant financial experience, having previously served on the Audit Committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at the Banco de Mexico.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.